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Exhibit 23.2

Consent of Independent Accountants

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 23, 2001 relating to the financial statements, which appears in Plum Creek Timber Company, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Seattle, Washington
October 8, 2001

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  Exhibit 23.2